EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Lisa Delaney 949-500-6752

info@gennextbrands.com

GENERATION NEXT FRANCHISE BRANDS ANNOUNCES

$22.3 MILLION FRANCHISE CONTRACT WITH PRIVATE EQUITY GROUP

CH CAPITAL FOR MIAMI MARKET

Purchase of 520 Patented Automated Reis & Irvy’s Froyo Robots Marks Second Largest

Territory Contract for Flagship Frozen Yogurt Franchise Concept

SAN DIEGO (May 2, 2018) – Reis & Irvy’s, Inc., (www.reisandirvys.com) a subsidiary franchise concept of Generation NEXT Franchise Brands, Inc. (www.gennextbrands.com) (OTCB: VEND), announced the signing of an exclusive territory franchise agreement today with South Carolina-based, CH Capital, for its patented Reis & Irvy’s Frozen Yogurt Robots. Under the agreement, the franchisee is required to purchase 520 revolutionary frozen yogurt robots throughout the Miami-Metro Dade area over the course of the next five years in order to maintain exclusivity in the territory, which would result in over $22.3 million in revenue to Generation NEXT.

CH Capital is a Greenville, SC-based family office focused on private equity and venture capital. The principals of CH Capital each have over 20 years in building and operating businesses, both domestically and internationally, and have experience in virtually every role – from startup operator, investor to board member. CH Capital has experience in investing and operating in institutional private equity and hedge funds, immigration consulting, aviation, commercial and residential real estate, technology companies and dental franchises. With extensive relationships in the Miami area, CH Capital is excited at the opportunity to be the ideal partner to build and represent the Reis & Irvy’s franchise concept and brand with exclusivity in the Miami market.

Launched in 2016, Reis & Irvy’s frozen yogurt robot has pre-sold over 1,000 units worth an estimated $40 million in deferred revenues and is scheduled for mass rollout by manufacturing partner, Flex Ltd., beginning next month and continuing throughout 2018. The agreement with CH Capital comes on the heels of Generation NEXT announcing a similar record-setting agreement last month, one which saw the Frozen Yogurt Robots locking in two of California’s largest markets, Orange County and Los Angeles.

Exclusively partnered with Dannon YoCream, Reis & Irvy’s units are capable of delivering frozen yogurt, ice cream, gelato, acai, frozen ice and custard with toppings within 60 seconds or less. Designed to disrupt brick and mortar frozen yogurt concepts, Reis & Irvy’s is a self-contained, labor-free retail store placed in high traffic locations such as amusement parks, movie studios, museums, theatres and tourist attractions.

“We were initially attracted to the Reis & Irvy’s model for what we recognize as a strategic advantage in the marketplace,” said Lucas Harper, Principal for CH Capital. “We clearly see the Reis & Irvy’s Frozen Yogurt Robot and its technology as a disruptive solution to a popular marketplace. As we’ve had the opportunity to get to know the Generation NEXT team, and meet the high-quality manufacturing, product and servicing relationships they bring to the table, we feel they are well positioned to be very successful. We are very excited about this partnership and look forward to bringing this opportunity to the Miami area.”

“We continue sourcing partners that clearly see the opportunity to disrupt and who will give us the best chance of success in these exclusive franchised territories around the country,” said Nick Yates, Chairman of Generation NEXT Franchise Brands. “The team at CH Capital has an assortment of skills as well as contacts in Miami that will see our Reis & Irvy’s robots rollout aggressively into the best variety of locations and will be operated professionally by a team of entrepreneurs with a track record of success. We couldn’t be more pleased!”

In addition to its continued expansion into key national markets, Reis & Irvy’s has also strengthened its foundation and offerings by teaming up with some of the world’s largest manufacturing and logistics partners, including Dannon YoCream (www.yocream.com), Flex, Ltd. (www.flex.com), Stoelting Food Service (www.stoelting.com), who created the very first soft-serve machine for Dairy Queen, and Pitney Bowes (www.pitneybowes.com), who will provide the installation and national servicing.

For more information on the revolutionary Froyo Robots or to learn more about how you can own your own Reis & Irvy’s Froyo Robot franchise, visit the Reis & Irvy’s website at www.reisandirvys.com or call toll free 888-902-7558. Follow us on Twitter @Reisnirvys, on Facebook @reisandirvys and on Instagram @reisnirvys.

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This information is not intended as an offer to sell, or the solicitation of an offer to buy, a franchise. It is for information purposes only. No Reis & Irvy’s franchises will be sold to any resident of any state until the offering has been exempted from the requirements of, or duly registered in and declared effective by, such state and the required FDD (if any) has been delivered to the prospective franchisee before the sale in compliance with applicable law. Currently, the following states in the United States regulate the offer and sale of franchises: California, Hawaii, Illinois, Indiana, Maryland, Michigan, Minnesota, New York, North Dakota, Oregon, Rhode Island, South Dakota, Virginia, Washington, and Wisconsin. If you reside in one of these states, or even if you reside elsewhere, you may have certain rights under applicable franchise laws or regulations.

About Generation NEXT Franchise Brands, Inc.

Generation NEXT Franchise Brands, Inc., based in San Diego, California, is a publicly traded company on the OTC Markets trading under the symbol: VEND. Generation NEXT Franchise Brands is parent company to Fresh Healthy Vending LLC, the market’s leading healthy-choice vending machine franchise, Reis and Irvy’s, Inc., the world’s first robotic frozen yogurt vending kiosk, 19 Degrees, a corporate-focused frozen yogurt robot brand and Generation NEXT Vending Robots, our newly established owner/operator model. The Company has sold over 600 franchises throughout the United States, Canada, Puerto Rico and the Bahamas, and continually looks to partner with like-minded entrepreneurs who share its vision.

About Reis & Irvy’s, Inc.

Reis & Irvy’s, Inc. is a subsidiary franchise concept of Generation NEXT Franchise Brands, Inc. (OTCB: VEND). Launched in early 2016, the revolutionary Reis & Irvy’s Froyo Robot vending machine serves seven different flavors of frozen yogurt, ice cream, sorbets and gelato’s, a choice of up to six custom toppings and to customers within 60 seconds or less at the point of sale. The unique franchise opportunity has since established itself as a high-demand product and currently showcases a franchise network both domestically as well as internationally.

Cautionary note on forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, including statements regarding: our ability to generate revenue and recognize deferred revenue; our ability to timely launch delivery and installation of our frozen yogurt robots; and our ability to grow our franchising and licensing divisions and launch our corporate-owned and direct sales platforms. The Company bases these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “propose,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in our fillings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended June 30, 2017, our Quarterly Reports, and our Current Reports on Form 8-K. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated and the Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.